Exhibit 99.2 INVESTOR PRESENTATION January 2021 1Exhibit 99.2 INVESTOR PRESENTATION January 2021 1

Disclaimer This Management Presentation (this “Presentation”) has been prepared by LiveVox, Inc. and its affiliates (collectively, “LiveVox” or “Company”) and Crescent Acquisition Corp (“Crescent”) in connection with a proposed business combination involving Crescent and LiveVox as further described herein (the “Transaction”). This Presentation is for informational purposes only and does not constitute an offer or invitation for the sale or purchase of securities, assets or the business described herein or a commitment to Crescent or LiveVox with respect to any of the foregoing, and this Presentation shall not form the basis of any contract, nor is it a solicitation of any vote, consent, or approval in any jurisdiction pursuant to or in connection with the Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. This Presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may be made directly in this Presentation. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon management estimates and forecasts and reflect the views, assumptions, expectations, and opinions of Crescent or LiveVox, as the case may be, as of the date of this Presentation, and may include, without limitation, changes in general economic conditions, including as a result of COVID-19, all of which are accordingly subject to change. Any such estimates, assumptions, expectations, forecasts, views or opinions set forth in this Presentation constitute Crescent’s or LiveVox’s, as the case may be, judgments and should be regarded as indicative, preliminary and for illustrative purposes only. The forward-looking statements and projections contained in this Presentation are subject to a number of factors, risks and uncertainties, some of which are not currently known to Crescent or LiveVox, that may cause Crescent’s or LiveVox’s actual results, performance or financial condition to be materially different from the expectations of future results, performance of financial condition. Although such forward-looking statements have been made in good faith and are based on assumptions that Crescent or LiveVox, as the case may be, believe to be reasonable, there is no assurance that the expected results will be achieved. Crescent’s and LiveVox’s actual results may differ materially from the results discussed in forward-looking statements. Additional information on factors that may cause actual results and Crescent’s performance to differ materially is included in Crescent’s periodic reports filed with the Securities and Exchange Commission (“SEC”), including but not limited to Crescent’s annual report on Form 10-K for the year ended December 31, 2019 and subsequent quarterly reports on Form 10-Q. Copies of Crescent’s filings with the SEC are available publicly on the SEC’s website at www.sec.gov or may be obtained by contacting Crescent. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and neither Crescent nor LiveVox undertake any obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The historical financial data included in this Presentation is subject to audit completion and certain metrics are presented on a pro forma basis to include results of acquired businesses as if such acquisitions had been completed as of January 1 of the applicable year of the acquisition. In addition, this presentation includes references to non-GAAP financial measures, including but not limited to Gross Margin and EBITDA, please see slide 41 for a reconciliation of non-GAAP financial measures. Such non-GAAP measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Certain financial information and projections contained in this Presentation are in draft form and based on internal financial reports as of December 31, 2020. These figures may not include all adjustments required by GAAP under PCAOB standard. Neither Crescent nor LiveVox nor any of their respective directors, officers, employees, advisors, representatives or agents makes any representation or warranty of any kind, express or implied, as to the value that may be realized in connection with the Transaction, the legal, regulatory, tax, financial, accounting or other effects of a Transaction or the accuracy or completeness of the information contained in this Presentation, and none of them shall have any liability based on or arising from, in whole or in part, any information contained in, or omitted from, this Presentation or for any other written or oral communication transmitted to any person or entity in the course of its evaluation of the Transaction. Only those representations and warranties that are expressly made in a definitive written agreement with respect to the Transaction, if executed, and subject to the limitations and restrictions specified therein, shall have any legal effect. This Presentation contains information derived from third party sources, including research, surveys or studies conducted by third parties, information provided by customers and/or industry or general publications. While we believe that such third party information is reliable, we have not independently verified, and make no representation as to the accuracy of, such third party information. This Presentation contains financial forecasts. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. LTV is calculated as subscription gross margin divided by gross churn. CAC is calculated as trailing twelve months S&M expense divided by quarter 0 subscription revenue annualized less quarter 4 subscription revenue annualized. This Presentation contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this presentation may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. 2Disclaimer This Management Presentation (this “Presentation”) has been prepared by LiveVox, Inc. and its affiliates (collectively, “LiveVox” or “Company”) and Crescent Acquisition Corp (“Crescent”) in connection with a proposed business combination involving Crescent and LiveVox as further described herein (the “Transaction”). This Presentation is for informational purposes only and does not constitute an offer or invitation for the sale or purchase of securities, assets or the business described herein or a commitment to Crescent or LiveVox with respect to any of the foregoing, and this Presentation shall not form the basis of any contract, nor is it a solicitation of any vote, consent, or approval in any jurisdiction pursuant to or in connection with the Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. This Presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may be made directly in this Presentation. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon management estimates and forecasts and reflect the views, assumptions, expectations, and opinions of Crescent or LiveVox, as the case may be, as of the date of this Presentation, and may include, without limitation, changes in general economic conditions, including as a result of COVID-19, all of which are accordingly subject to change. Any such estimates, assumptions, expectations, forecasts, views or opinions set forth in this Presentation constitute Crescent’s or LiveVox’s, as the case may be, judgments and should be regarded as indicative, preliminary and for illustrative purposes only. The forward-looking statements and projections contained in this Presentation are subject to a number of factors, risks and uncertainties, some of which are not currently known to Crescent or LiveVox, that may cause Crescent’s or LiveVox’s actual results, performance or financial condition to be materially different from the expectations of future results, performance of financial condition. Although such forward-looking statements have been made in good faith and are based on assumptions that Crescent or LiveVox, as the case may be, believe to be reasonable, there is no assurance that the expected results will be achieved. Crescent’s and LiveVox’s actual results may differ materially from the results discussed in forward-looking statements. Additional information on factors that may cause actual results and Crescent’s performance to differ materially is included in Crescent’s periodic reports filed with the Securities and Exchange Commission (“SEC”), including but not limited to Crescent’s annual report on Form 10-K for the year ended December 31, 2019 and subsequent quarterly reports on Form 10-Q. Copies of Crescent’s filings with the SEC are available publicly on the SEC’s website at www.sec.gov or may be obtained by contacting Crescent. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and neither Crescent nor LiveVox undertake any obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The historical financial data included in this Presentation is subject to audit completion and certain metrics are presented on a pro forma basis to include results of acquired businesses as if such acquisitions had been completed as of January 1 of the applicable year of the acquisition. In addition, this presentation includes references to non-GAAP financial measures, including but not limited to Gross Margin and EBITDA, please see slide 41 for a reconciliation of non-GAAP financial measures. Such non-GAAP measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Certain financial information and projections contained in this Presentation are in draft form and based on internal financial reports as of December 31, 2020. These figures may not include all adjustments required by GAAP under PCAOB standard. Neither Crescent nor LiveVox nor any of their respective directors, officers, employees, advisors, representatives or agents makes any representation or warranty of any kind, express or implied, as to the value that may be realized in connection with the Transaction, the legal, regulatory, tax, financial, accounting or other effects of a Transaction or the accuracy or completeness of the information contained in this Presentation, and none of them shall have any liability based on or arising from, in whole or in part, any information contained in, or omitted from, this Presentation or for any other written or oral communication transmitted to any person or entity in the course of its evaluation of the Transaction. Only those representations and warranties that are expressly made in a definitive written agreement with respect to the Transaction, if executed, and subject to the limitations and restrictions specified therein, shall have any legal effect. This Presentation contains information derived from third party sources, including research, surveys or studies conducted by third parties, information provided by customers and/or industry or general publications. While we believe that such third party information is reliable, we have not independently verified, and make no representation as to the accuracy of, such third party information. This Presentation contains financial forecasts. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. LTV is calculated as subscription gross margin divided by gross churn. CAC is calculated as trailing twelve months S&M expense divided by quarter 0 subscription revenue annualized less quarter 4 subscription revenue annualized. This Presentation contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this presentation may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. 2

Disclaimer (Cont’d) Important Information about the Transaction and Where to Find It This Presentation may be deemed solicitation material in respect of the Transaction. The Transaction will be submitted to the stockholders of Crescent for their approval. In connection with such stockholder vote, Crescent intends to file with the SEC a preliminary proxy statement on Schedule 14A and, when completed, will mail a definitive proxy statement to its stockholders in connection with Crescent’s solicitation of proxies for the special meeting of the stockholders of Crescent to be held to approve the Transaction. This Presentation does not contain all the information that should be considered concerning the proposed Transaction and the other matters to be voted upon at the annual meeting and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. Crescent’s stockholders and other interested parties are urged to read, when available, the preliminary proxy statement, the amendments thereto, the definitive proxy statement and any other relevant documents that are filed or furnished or will be filed or will be furnished with the SEC carefully and in their entirety in connection with Crescent’s solicitation of proxies for the annual meeting to be held to approve the Transaction and other related matters, as these materials will contain important information about LiveVox and Crescent and the proposed Transaction. The definitive proxy statement will be mailed to the stockholders of Crescent as of the record date to be established for voting on the proposed Transaction and the other matters to be voted upon at the special meeting. Such stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at http://ww.sec.gov, at Crescent’s website at http://www.crescentspac.com or by directing a request to Crescent Acquisition Corp, 11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA 90025. Participants in the Solicitation Crescent and LiveVox, and their respective directors and executive officers, may be deemed participants in the solicitation of proxies of Crescent’s stockholders in respect of the Transaction. Information about the directors and executive officers of Crescent is set forth in the Crescent’s Form 10-K for the year ended December 31, 2019. Information about the directors and executive officers of LiveVox and more detailed information regarding the identity of all potential participants, and their direct and indirect interests, by security holdings or otherwise, will be set forth in the proxy statement for the Transaction when available. Additional information regarding the identity of all potential participants in the solicitation of proxies to Crescent stockholders in connection with the proposed Transaction and other matters to be voted upon at the special meeting, and their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement that Crescent intends to file with the SEC. Investors may obtain such information by ready such proxy statement when it becomes available. 3Disclaimer (Cont’d) Important Information about the Transaction and Where to Find It This Presentation may be deemed solicitation material in respect of the Transaction. The Transaction will be submitted to the stockholders of Crescent for their approval. In connection with such stockholder vote, Crescent intends to file with the SEC a preliminary proxy statement on Schedule 14A and, when completed, will mail a definitive proxy statement to its stockholders in connection with Crescent’s solicitation of proxies for the special meeting of the stockholders of Crescent to be held to approve the Transaction. This Presentation does not contain all the information that should be considered concerning the proposed Transaction and the other matters to be voted upon at the annual meeting and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. Crescent’s stockholders and other interested parties are urged to read, when available, the preliminary proxy statement, the amendments thereto, the definitive proxy statement and any other relevant documents that are filed or furnished or will be filed or will be furnished with the SEC carefully and in their entirety in connection with Crescent’s solicitation of proxies for the annual meeting to be held to approve the Transaction and other related matters, as these materials will contain important information about LiveVox and Crescent and the proposed Transaction. The definitive proxy statement will be mailed to the stockholders of Crescent as of the record date to be established for voting on the proposed Transaction and the other matters to be voted upon at the special meeting. Such stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at http://ww.sec.gov, at Crescent’s website at http://www.crescentspac.com or by directing a request to Crescent Acquisition Corp, 11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA 90025. Participants in the Solicitation Crescent and LiveVox, and their respective directors and executive officers, may be deemed participants in the solicitation of proxies of Crescent’s stockholders in respect of the Transaction. Information about the directors and executive officers of Crescent is set forth in the Crescent’s Form 10-K for the year ended December 31, 2019. Information about the directors and executive officers of LiveVox and more detailed information regarding the identity of all potential participants, and their direct and indirect interests, by security holdings or otherwise, will be set forth in the proxy statement for the Transaction when available. Additional information regarding the identity of all potential participants in the solicitation of proxies to Crescent stockholders in connection with the proposed Transaction and other matters to be voted upon at the special meeting, and their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement that Crescent intends to file with the SEC. Investors may obtain such information by ready such proxy statement when it becomes available. 3

Today's Presenters

LIVEVOX

LiveVox

Louis Summe
CEO and Co-Founder



LIVEVOX
EDS
Merck-Medco
Physicians' Online

Experience: 25+ years

Gregg Clevenger
EVP, Chief Financial Officer



LIVEVOX
OPENTEXT | GXS
Morgan Stanley
mpower
ASPECT
PowerSchool

Experience: 30+ years

Golden Gate Capital

Rishi Chandna
Managing Director



GOLDEN GATE CAPITAL
BAIN & COMPANY

Experience: 20+ years

Boards:
infor, 2020, ExLibris, Ensemble Health Partners, bmc, Vector, neustar, LiveVox

Stewart Bloom
Operating Executive



GOLDEN GATE CAPITAL
ASPECT
EY
Capgemini
ESCALATE

Experience: 40+ years

Boards:
infor, neustar, Vector Solutions, LiveVox

Crescent Acquisition Corp

Robert Beyer
Executive Chairman



CRESCENT Crescent Acquisition Corp
TCW

Experience: 35+ years

Boards:
Allstate, Kroger, Jefferies, TCW

Todd Purdy
CEO



CRESCENT Crescent Acquisition Corp
LGP

Experience: 20+ years

LIVEVOX
4

Investment Thesis

LIVEVOX

Massive Contact Center Software Market Rapidly Moving to Cloud

- Secular shift to underpenetrated cloud CCaaS providers
- Automation of manual labor spend
- Market evolving from voice-centric to omnichannel, analytics and AI

$27 Billion Current — **TAM** — **$83 Billion** 2030+ Estimate

Differentiated Product Strategy

- Native CRM is easy to integrate and low cost for customers
- Strong compliance capabilities
- High Net Promoter Score ("NPS")
- Attractive operating KPIs

118% Net Retention — **KPIs** — **8.5x** LTV to CAC

Multiple Levers for Growth

- Proven land and expand growth strategy
- Considerable whitespace within existing customers
- Accelerating investment in sales & marketing behind leading unit economics

~2x Product Expansion Opportunity — Existing Customer Whitespace — **~10x** Seat Count Opportunity

Compelling Initial Valuation

- LiveVox is priced at a significant discount to our closest competitor in Five9 and benchmark SaaS peers
- Predictable, recurring revenue business model

EV / 2021E Revenue



6.5x
17.0x
24.9x
LiveVox
Peer Group
Five9

Growth Adjusted[1] EV / 2021E Revenue



0.2x
0.9x
1.4x
LiveVox
Peer Group
Five9

[1] Growth adjusted by dividing by 2020E to 2022E Revenue CAGR.
Source: Magellan Solutions Call Center Benchmarking Report, McKinsey.

LIVEVOX
5

Proposed Transaction Overview

Pro Forma Valuation | ($ in millions)

Illustrative Share Price	$ 10.00
(x) Pro Forma Shares Outstanding	89.6
Pro Forma Equity Value	$ 896
Less Pro Forma Net Cash	$ (56)
Pro Forma Enterprise Value	$ 840

Valuation Multiples	EV / 2021E Revenue: 6.5x EV / 2022E Revenue: 5.2x

- **Enterprise value of $840 million**
- Existing shareholders of LiveVox will continue to own **59% of LiveVox**
- Transaction close expected in first half of 2021

Cash Sources & Uses | ($ in millions)

Cash from Trust	$ 250
Forward Purchase Agreement ("FPA")	25
PIPE	75
Total Cash Sources	$ 350
Cash to Balance Sheet	$ 100
Cash to Existing Shareholders	220
Illustrative Transaction Fees	30
Total Cash Uses	$ 350

Pro Forma Ownership



FPA
3%
PIPE
8%
SPAC
Shareholders
30%
Existing
Shareholders
59%

Note: Excludes impact of (i) 13.3 million warrants from our public offering and FPA, and (ii) earnout shares. All private placement warrants (7.0 million) forfeited for no consideration. All warrants are struck at $11.50 per share. Sponsor to receive 25% of sponsor shares upfront, with 75% subject to earnout. Sponsor shares included as part of SPAC shareholders. Seller to receive 5.0 million incremental shares subject to earnout. All earnout shares vested ratably at $12.50, $15.00 and $17.50 per share. Pro forma net cash as of 12/31/20.

6

Transaction Rationale

LIVEVOX

	2014 Golden Gate Acquisition	Today
Product Functionality	Cloud-Based Outbound	Voice: Inbound / Outbound Omnichannel CRM/WFO AI
Use Cases	Collections	Customer Care Tele-sales Accounts Receivable Management (ARM) Blended inbound/outbound cust. interactions
Target Customers	Business Process Outsourcers (BPO)	BPO Enterprise Fortune 1,000 Financial Institutions
Served TAM (% of ~$27B TAM)	$1B *(4% of TAM)*	$19B *(70% of TAM)*
Revenue Growth	11%	20%+
Net Retention	88%	119%

LiveVox's product investments have evolved the platform from a cloud-based dialer to a full-suite offering, expanding our Served TAM ~20x since Golden Gate's investment

Source: Magellan Solutions Call Center Benchmarking Report, McKinsey.

LIVEVOX

7

LiveVox OverviewLiveVox Overview

LiveVox at a Glance Massive Opportunity Differentiated Product $27B TAM in 2020 with 20x whitespace 100% Highly rated $50B+ opportunity in multi-tenant customer incremental LiveVox’s cloud platform advocacy opportunity current installed with no (NPS score 54) over next 10 base technical debt years Scale and Growth Compelling Unit Economics Expected 25%+ $129M 118% 8.5x growth LTV to CAC 2021E Revenue Net Retention 2021 & 2022 Source: Magellan Solutions Call Center Benchmarking Report, McKinsey, Customer Guru; NPS data from internal Company survey. 9LiveVox at a Glance Massive Opportunity Differentiated Product $27B TAM in 2020 with 20x whitespace 100% Highly rated $50B+ opportunity in multi-tenant customer incremental LiveVox’s cloud platform advocacy opportunity current installed with no (NPS score 54) over next 10 base technical debt years Scale and Growth Compelling Unit Economics Expected 25%+ $129M 118% 8.5x growth LTV to CAC 2021E Revenue Net Retention 2021 & 2022 Source: Magellan Solutions Call Center Benchmarking Report, McKinsey, Customer Guru; NPS data from internal Company survey. 9

$80+ Billion Opportunity That Is in the Early Innings of a Shift to the Cloud

LIVEVOX

Current TAM is a Fraction of the Long-Term Opportunity

Contact Center Software TAM



$250 Billion
Total CC Labor Spend
McKinsey believes that 22% of $250B Contact Center labor market will be automated by 2030
19% Cloud Penetration
$27 Billion
$5 Billion Cloud
$83 Billion+
2020
2030+

Source: Magellan Solutions Call Center Benchmarking Report, McKinsey.

Cloud Drivers

- **Digital transformation of the Enterprise**
- **AI driven analytics** increasingly used to support workflow and agents
- **Automation** of manual labor

Friction Points to Cloud Adoption

- **Risk Mitigation:** Security and compliance
- **Data Integration:** Many siloed channels, applications, and data
- **Investments in Legacy Infrastructure:** 5+ year upgrade cycles

LIVEVOX
10

Easy to Deploy, Out-of-the-Box Solution Translates into Lower Total Cost of Ownership

LIVEVOX



Existing LiveVox solutions
Pre-configured integrations
amazon.com
Google
NUANCE
salesforce
CALABRIO
zendesk
VERINT
now
NICE
Omnichannel
Voice
Artificial Intelligence
PA
LAD
Contact Mgr
Ticketing
WFM
CIM
Omnichannel/AI
LIVEVOX
Modern CRM
Modern WFO

LiveVox's platform integrates omnichannel communications, CRM, and WFO in a single pane of glass

- ✓ 100% Multi-Tenant platform with a modern user experience
- ✓ Scalable architecture to support enterprise-grade deployments
- ✓ Voice, omnichannel and AI are integrated and enable consistent platform-wide reporting and analysis
- ✓ Differentiated approach to CRM and data management
- ✓ Pre-configured features and functionality reduce cost and time to value for customers

LIVEVOX
11

LiveVox's Omnichannel Capabilities Enable Enterprises to Engage with Customers on Their Channel of Choice

LIVEVOX

VOICE IVR	AI VIRTUAL AGENT	EMAIL	TEXT or WEB CHAT	OUTBOUND CALL
Inbound / Outbound IVR	Easy to incorporate Virtual Agents with <u>a no-code AI bot</u>	Easy to configure HTML templates enable a unified look and feel	Customers or agents initiate chat sessions proactively and immediately when the need arises	Inbound / Outbound IVR



1-Billing
2-Claim Status
3-Speak to an Agent

- Customer dials the 800# and uses the interactive voice response ("IVR") to speak with an Agent
- Agent researches status of a claim and verifies email address and permission to follow up
- Customer receives an automated email confirming the call with an option to Text/SMS for status
- Customer texts and receives an automated response confirming claim has been processed
- LiveVox system has permission to call best and preferred number, to verify closure and offer to assist with anything else

LIVEVOX
12

Our Differentiated Approach to Data Management Gives Customers a Seamless Experience at Lower TCO Salesforce is ~20% of CRM market, • Integrating multiple CRMs is a complex project for the I.T. department however ~80% of those deployments use • LiveVox’s native CRM unifies disparate, department-level systems of record to multiple systems of record, which means… present a single view to the agent, and provide great customer experiences $48B $10B 100% 90% 80% 70% Multiple 60% Other CRMs Systems 50% of Record 40% 30% 20% Salesforce 10% Salesforce Exclusive 0% CRM Market Salesforce Customers Other Vertical Specific Customer 4% of Market Systems of Record Salesforce Exclusive REPRESENTATIVE CRM INTEGRATIONS Source: Gartner; Company Survey Data. 13Our Differentiated Approach to Data Management Gives Customers a Seamless Experience at Lower TCO Salesforce is ~20% of CRM market, • Integrating multiple CRMs is a complex project for the I.T. department however ~80% of those deployments use • LiveVox’s native CRM unifies disparate, department-level systems of record to multiple systems of record, which means… present a single view to the agent, and provide great customer experiences $48B $10B 100% 90% 80% 70% Multiple 60% Other CRMs Systems 50% of Record 40% 30% 20% Salesforce 10% Salesforce Exclusive 0% CRM Market Salesforce Customers Other Vertical Specific Customer 4% of Market Systems of Record Salesforce Exclusive REPRESENTATIVE CRM INTEGRATIONS Source: Gartner; Company Survey Data. 13

LiveVox's Differentiated Platform Makes It Easy to Deploy AI

	Traditional CCaaS Vendors	LIVEVOX
Implementation Process	Bespoke integration with disparate CRM ecosystem required at each deployment	AI configured with LiveVox CRM out of the box Highly scalable implementation process
Cost to Implement	~$500K avg.	~$50K avg.
Time to Implement	~6 months avg.	~3 weeks avg.

AI implementation is **prohibitively expensive and time consuming**

AI implementation is **cost effective and painless**

Source: LiveVox Customer Interviews; LiveVox Survey data.

LIVEVOX

14

Why LiveVox Wins

Account	Competitors	Why We Won
▪ Leading Bank	AVAYA	✓Compliance ✓IVR capabilities ✓Reporting ✓Reliability ✓Total cost of ownership
▪ Leading FinTech	CISCO	✓Single pane of glass ✓Integrated data ✓Compliance
▪ Leading Mortgage Provider	Five9	✓Single pane of glass ✓Reliability ✓Integrated data ✓Ease of use ✓Compliance
▪ Large Retailer	NICE inContact	✓Compliance ✓Single pane of glass
▪ Large Bank	GENESYS	✓Single pane of glass ✓Integrated data ✓Compliance ✓Product flexibility ✓Ease of use ✓Total cost of ownership

LiveVox Wins by Delivering Out-of-the-Box Solutions to Problems Our Competitors Struggle to Solve

LIVEVOX 15

Winning Larger Enterprises over Time 2016 2017 2018 2019 1H ’20 2H ’20 Top 5 BPO Top 3 Cruise Line Top 20 Bank Top 35 Bank Top 25 Bank Top 5 Bank Top 10 BPO Top 10 Retailer Top 100 Bank Top 5 Bank Top 75 Bank Top 35 Bank Top 3 Media Top 10 Fintech Top 25 BPO Top 25 Retailer Top 10 BPO Top 10 Bank Company Company Top 65 BPO Top 5 Retailer Top 10 Bank Top 5 Bank BPO Bank Media Cruise Line Fintech Retail Note: Client ranking based on publicly available data. 16Winning Larger Enterprises over Time 2016 2017 2018 2019 1H ’20 2H ’20 Top 5 BPO Top 3 Cruise Line Top 20 Bank Top 35 Bank Top 25 Bank Top 5 Bank Top 10 BPO Top 10 Retailer Top 100 Bank Top 5 Bank Top 75 Bank Top 35 Bank Top 3 Media Top 10 Fintech Top 25 BPO Top 25 Retailer Top 10 BPO Top 10 Bank Company Company Top 65 BPO Top 5 Retailer Top 10 Bank Top 5 Bank BPO Bank Media Cruise Line Fintech Retail Note: Client ranking based on publicly available data. 16

Growth and Go-to-Market OverviewGrowth and Go-to-Market Overview

Growth Strategy: Land and Expand Land New Logos Expand Seat Count Accelerate Product Penetration Expected 2x Opportunity in Invest Behind an Efficient Expected 10x Opportunity Existing Customer Base Customer Acquisition in Existing Customer Engine Base Harvest massive whitespace in customer base and capitalize on leading unit economics to drive growth through increased investment in sales and marketing 18Growth Strategy: Land and Expand Land New Logos Expand Seat Count Accelerate Product Penetration Expected 2x Opportunity in Invest Behind an Efficient Expected 10x Opportunity Existing Customer Base Customer Acquisition in Existing Customer Engine Base Harvest massive whitespace in customer base and capitalize on leading unit economics to drive growth through increased investment in sales and marketing 18

New Customer Acquisition Strategy: 5 Bundled Offers

LIVEVOX

Client Needs…	*…LiveVox Bundles*
Compliance, Consent Tracking, OB Campaigns	Outbound Campaigns and Compliance Bundle
Omnichannel, SMS, Email, Add Digital to Existing ACD	2-Way Messaging Bundle
Automated Scoring, Compliance, Speech Analytics	Speech Analytics Bundle
AI/Chatbots, IVR, Automation, Self-Service	Cloud IVR Bundle
Inbound, CX, CRM, Agent Experience	Inbound Contact Center Bundle

- **Offerings are flexible** for different needs of different customers
- Marketed to 150k+ companies, based on activity-driven intents

LIVEVOX

19

Classic SaaS Selling Motion for Land and Expand Platform Features LiveVox makes new feature activation easy for its customers LiveVox provides clients with the ability to add desired modules to any part of their Contact Centers, giving flexibility and financial prudence to decisions 20Classic SaaS Selling Motion for Land and Expand Platform Features LiveVox makes new feature activation easy for its customers LiveVox provides clients with the ability to add desired modules to any part of their Contact Centers, giving flexibility and financial prudence to decisions 20

20x+ Whitespace Opportunity inside LiveVox's Installed Base

LIVEVOX

Within Existing Customer Base There is a Large Opportunity For….

Seat Expansion: 10x Opportunity



~500k
10x
~50k
Existing Customer Seats
Total Seats within Existing Customers

Product Expansion: Estimated >2x Opportunity



>2x
Customers
60% of customers use two or more products
40% of customers use one product
As of September 2020, ~40% of customers still only use one of our products

Average Number of Products per Customer



2.8
3.9
Nov-17
Nov-20

$ 1 Billion + Whitespace Opportunity

Source: Company estimates.

LIVEVOX
21

Case Studies: Land and Expand Financial Services Client Retailer § Voice revenue doubles § Client’s Text, Email, and § Successful year over year Chat were previously all on upsell of SMS § Non-voice products separate solutions; and Email (Email, Messaging) LiveVox wins with unified § ~600 agents on adopted data model platform Q1 ‘19 Q1 ‘20 Q1 ’21E Q1 ‘17 Q1 ‘18 Q1 ‘19 Q1 ‘20 Q1 ’21E § LiveVox lands with § Messaging revenues § President wants all agents on a § LiveVox lands with § Continued Voice products grow 4.3x as LiveVox single pane of glass; U-CRM Voice products expansion of § ~200 agents on takes share in rolled out to additional § ~200 agents on QM / WFO platform account Customer Care and Collections platform solutions Agents § >1,000 agents on platform $1,044K $3,348K $3,329K $768K $636K $337K $660K $130K Q1 '17 Q1 '18 Q1 '19 Q1 '20 Q1 '21E Q1 '19 Q1 '20 Q1 '21E 22 Customer ARR Customer ARRCase Studies: Land and Expand Financial Services Client Retailer § Voice revenue doubles § Client’s Text, Email, and § Successful year over year Chat were previously all on upsell of SMS § Non-voice products separate solutions; and Email (Email, Messaging) LiveVox wins with unified § ~600 agents on adopted data model platform Q1 ‘19 Q1 ‘20 Q1 ’21E Q1 ‘17 Q1 ‘18 Q1 ‘19 Q1 ‘20 Q1 ’21E § LiveVox lands with § Messaging revenues § President wants all agents on a § LiveVox lands with § Continued Voice products grow 4.3x as LiveVox single pane of glass; U-CRM Voice products expansion of § ~200 agents on takes share in rolled out to additional § ~200 agents on QM / WFO platform account Customer Care and Collections platform solutions Agents § >1,000 agents on platform $1,044K $3,348K $3,329K $768K $636K $337K $660K $130K Q1 '17 Q1 '18 Q1 '19 Q1 '20 Q1 '21E Q1 '19 Q1 '20 Q1 '21E 22 Customer ARR Customer ARR

Installed Base of Highly Satisfied Enterprise Customers 90%+ of Revenue from Strong NPS Enterprise Deployments 54 8% 47 38 25 25 15 13 92% 11 Revenue from customers with >50 seat count Revenue from customers with <50 seat count Source: Customer Guru. 23Installed Base of Highly Satisfied Enterprise Customers 90%+ of Revenue from Strong NPS Enterprise Deployments 54 8% 47 38 25 25 15 13 92% 11 Revenue from customers with >50 seat count Revenue from customers with <50 seat count Source: Customer Guru. 23

Strong Unit Economics Net Retention CAC ($ in millions) LTV to CAC New Revenue Added $1mm+ customers 120% 119% 118% 114% represent 49% of ARR Sales and Marketing $ 22 CAC 13.1x $ 17 $ 17 $ 16 $ 16 8.5 x $ 11 1.3x 1.5x 0.9x FY 17A FY 18A FY 19A L3Y All $1mm+ FY17A FY18A FY19A Avg. Customers Customers 24Strong Unit Economics Net Retention CAC ($ in millions) LTV to CAC New Revenue Added $1mm+ customers 120% 119% 118% 114% represent 49% of ARR Sales and Marketing $ 22 CAC 13.1x $ 17 $ 17 $ 16 $ 16 8.5 x $ 11 1.3x 1.5x 0.9x FY 17A FY 18A FY 19A L3Y All $1mm+ FY17A FY18A FY19A Avg. Customers Customers 24

Accelerating Sales and Marketing Investment to Capture the Opportunity Ahead of LiveVox S&M Investment over Time Areas of Investment § Net new hunters and farmers § Challenger methodology § AE productivity software FY18A FY19A FY20E FY21E FY22E § Lead generating rep capacity and skill upgrade Quota Carrying Reps § Increased pay-per-click and social advertising § Incremental investment in branding § Channel and geographic FY18A FY19A FY20E FY21E FY22E expansion Hunter vs. Farmer Bookings§ Full suite of product offerings to address TAM FY18A FY19A FY20E FY21E FY22E Hunter Bookings Farmer Bookings Note: In general, hunters cover “land” bookings and the first year of “expand” bookings, and farmers cover “expand” bookings beyond that point. 25Accelerating Sales and Marketing Investment to Capture the Opportunity Ahead of LiveVox S&M Investment over Time Areas of Investment § Net new hunters and farmers § Challenger methodology § AE productivity software FY18A FY19A FY20E FY21E FY22E § Lead generating rep capacity and skill upgrade Quota Carrying Reps § Increased pay-per-click and social advertising § Incremental investment in branding § Channel and geographic FY18A FY19A FY20E FY21E FY22E expansion Hunter vs. Farmer Bookings§ Full suite of product offerings to address TAM FY18A FY19A FY20E FY21E FY22E Hunter Bookings Farmer Bookings Note: In general, hunters cover “land” bookings and the first year of “expand” bookings, and farmers cover “expand” bookings beyond that point. 25

Financial OverviewFinancial Overview

Key Financial Highlights Predictable Growth Proven Ability to Scale EBITDA Margins 118% average Net Retention 8.5x 2020E LTV to CAC üü Strong Revenue Visibility EBITDA Positive Since 2014 üü Expected 25%+ Top Line Growth ü 27Key Financial Highlights Predictable Growth Proven Ability to Scale EBITDA Margins 118% average Net Retention 8.5x 2020E LTV to CAC üü Strong Revenue Visibility EBITDA Positive Since 2014 üü Expected 25%+ Top Line Growth ü 27

Expected 25%+ Growth, with Strong Revenue Visibility Strong Projected Revenue Growth 95% Visibility into 2021E Revenue $ in millions $8mm Usage, $129 Million $ 163 $7mm New Seasonality & Opportunities COVID Recovery $ 129 Net of Churn and $6mm Booked Downsells Revenue $ 102 in Backlog $108mm Run- Rate Revenue Entering 2021E FY20E FY21E FY22E FY 21E Projected Revenue Expanding Gross Margin Re-Investing EBITDA in Growth $ in millions $ in millions % Margin % Margin 65% 66% 67% 6% 0% 2% Decision to re-invest profits to drive incremental sales and gross profit growth $109 $85 $66 $6 $3 $0 FY20E FY21E FY22E FY20E FY21E FY22E 28Expected 25%+ Growth, with Strong Revenue Visibility Strong Projected Revenue Growth 95% Visibility into 2021E Revenue $ in millions $8mm Usage, $129 Million $ 163 $7mm New Seasonality & Opportunities COVID Recovery $ 129 Net of Churn and $6mm Booked Downsells Revenue $ 102 in Backlog $108mm Run- Rate Revenue Entering 2021E FY20E FY21E FY22E FY 21E Projected Revenue Expanding Gross Margin Re-Investing EBITDA in Growth $ in millions $ in millions % Margin % Margin 65% 66% 67% 6% 0% 2% Decision to re-invest profits to drive incremental sales and gross profit growth $109 $85 $66 $6 $3 $0 FY20E FY21E FY22E FY20E FY21E FY22E 28

LiveVox Revenue Model

LIVEVOX

Multi-Pronged Revenue Model

Contracted Revenue *(~2/3 Today)*	Contracted revenue is a combination of **(1) per-seat per month fees**, and **(2) minimum contracted usage billing that is billed regardless of consumption every month**	• **Strong contracted revenue base which enables long-term revenue visibility** • **Mix of revenue has shifted towards contracted as adoption of per-seat, per month modules (e.g., WFO) has accelerated**
Usage Revenue *(~1/3 Today)*	Usage revenue is billed for customer consumption above their contracted minimum. Premium pricing applies to usage revenue.	• **Aligns LiveVox's economics with value customers are receiving from the platform** • **Lack of lock-in helps drive upsell; customers frequently move agents onto platform as a "trial" and never move them back**

NPS of 54

118% avg. Net Retention

8.5x LTV to CAC 2020E

Leading customer metrics as a result of customer-centric approach

Source: Internal Company NPS Survey.

LIVEVOX

29

Contracted Revenue Has Grown Consistently over the Past 4 Years, Including through COVID-19; Usage has Historically Been Predictable Monthly ARR since 2017 Contracted Revenue Usage Revenue Note: Monthly revenue is normalized for dialing days. 30 Jan-17 Feb-17 Mar-17 Apr-17 May-17 Jun-17 Jul-17 Aug-17 Sep-17 Oct-17 Nov-17 Dec-17 Jan-18 Feb-18 Mar-18 Apr-18 May-18 Jun-18 Jul-18 Aug-18 Sep-18 Oct-18 Nov-18 Dec-18 Jan-19 Feb-19 Mar-19 Apr-19 May-19 Jun-19 Jul-19 Aug-19 Sep-19 Oct-19 Nov-19 Dec-19 Jan-20 Feb-20 Mar-20 Apr-20 May-20 Jun-20 Jul-20 Aug-20 Sep-20Contracted Revenue Has Grown Consistently over the Past 4 Years, Including through COVID-19; Usage has Historically Been Predictable Monthly ARR since 2017 Contracted Revenue Usage Revenue Note: Monthly revenue is normalized for dialing days. 30 Jan-17 Feb-17 Mar-17 Apr-17 May-17 Jun-17 Jul-17 Aug-17 Sep-17 Oct-17 Nov-17 Dec-17 Jan-18 Feb-18 Mar-18 Apr-18 May-18 Jun-18 Jul-18 Aug-18 Sep-18 Oct-18 Nov-18 Dec-18 Jan-19 Feb-19 Mar-19 Apr-19 May-19 Jun-19 Jul-19 Aug-19 Sep-19 Oct-19 Nov-19 Dec-19 Jan-20 Feb-20 Mar-20 Apr-20 May-20 Jun-20 Jul-20 Aug-20 Sep-20

2020 Performance | ARR has Rebounded from Period of COVID-Driven Lower Usage ARR Usage based revenue Rebound affected by COVID in 1H from 2020, during period of Usage ARR COVID lows lower volumes Contracted ARR $ 93 $ 68 $ 67 $ 65 $ 62 $ 57 $ 55 $ 54 $ 51 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Strong bookings outperformance for Q3 2020 with strong pipeline entering 2021 Contracted 53% 43% 35% 22% 21% 21% 23% 16% 18 % Revenue YoY %Growth 312020 Performance | ARR has Rebounded from Period of COVID-Driven Lower Usage ARR Usage based revenue Rebound affected by COVID in 1H from 2020, during period of Usage ARR COVID lows lower volumes Contracted ARR $ 93 $ 68 $ 67 $ 65 $ 62 $ 57 $ 55 $ 54 $ 51 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Strong bookings outperformance for Q3 2020 with strong pipeline entering 2021 Contracted 53% 43% 35% 22% 21% 21% 23% 16% 18 % Revenue YoY %Growth 31

Long-Term Operating Model Long- Term % of Revenue 2017 2018 2019 2020E Model Leverage on fixed cost Gross Margin 61% 60% 63% 65% 75%+ base as revenue grows Continued investment to S&M 26% 21% 23% 28% ~30-35% drive topline growth Product-driven company requires continued R&D 17% 17% 17% 19% ~15% investment Economies of scale G&A 15% 12% 11% 12% ~5% EBITDA 3% 10% 13% 6% ~20%+ 32Long-Term Operating Model Long- Term % of Revenue 2017 2018 2019 2020E Model Leverage on fixed cost Gross Margin 61% 60% 63% 65% 75%+ base as revenue grows Continued investment to S&M 26% 21% 23% 28% ~30-35% drive topline growth Product-driven company requires continued R&D 17% 17% 17% 19% ~15% investment Economies of scale G&A 15% 12% 11% 12% ~5% EBITDA 3% 10% 13% 6% ~20%+ 32

VALUATION OVERVIEWVALUATION OVERVIEW

LiveVox Compares Favorably Against Public Peers…

		LiveVox	Five9	NICE	RingCentral	zendesk	LivePerson
Operational Metrics	Enterprise Value ($B)	$ 0.84	$ 12.4	$ 17.2	$ 37.6	$ 18.6	$ 4.5
	No. of Customers	325	2,000	25,000	400,000	164,200	18,000
	LTM Revenue per Customer (000s)	$ 317	$ 200	$ 65	$ 3	$ 6	$ 19
	Primary Offering	CCaaS	CCaaS	CC, Financial Crime	UCaaS	Support	Messaging Cloud
Leading KPIs	CAC	1.3 x	~1 x	~3 x	~2 x	~2 x	~2 x
	LTV to CAC	8.5 x	~6 x *(Enterprise)* ~2 x *(Commercial)*	~2 x	~4 x	~3 x	~4 x
	Net Dollar Retention	118 %	105 to 107%	Not disclosed	Not disclosed	111 %	>105 to 115% *Mid-Market / Enterprise*
Financial Metrics	2020 Revenue ($M)	$ 102	$ 422	$ 1,652	$ 1,166	$ 1,024	$ 363
	2021E Revenue Growth	26 %	18 %	9 %	23 %	24 %	23 %
	CY21E EBITDA Margin	0%	16 %	34 %	14 %	12 %	9 %

Source: Market Data as of 08-Jan-2021, publicly available equity research reports, Company public filings.

LIVEVOX
34

…Positioned for an Attractive Valuation EV / 2021E Revenue 26.2x 24.9x Average: 17.0x 14.7x 10.0x 9.5x 6.5x Growth Adjusted EV / 2021E Revenue (‘20 to ‘22 CAGR) 1.4x 1.1x 0.9x Average: 0.9x 0.6x 0.4x 0.2x Source: Market Data as of 08-Jan-2021, Wall Street research, Company public filings. 35…Positioned for an Attractive Valuation EV / 2021E Revenue 26.2x 24.9x Average: 17.0x 14.7x 10.0x 9.5x 6.5x Growth Adjusted EV / 2021E Revenue (‘20 to ‘22 CAGR) 1.4x 1.1x 0.9x Average: 0.9x 0.6x 0.4x 0.2x Source: Market Data as of 08-Jan-2021, Wall Street research, Company public filings. 35

Concluding Highlights 1 Large TAM with strong secular tailwinds Differentiated CCaaS platform with attractive KPIs 2 Multiple levers to accelerate growth 3 Attractive entry valuation versus peer group 4 36Concluding Highlights 1 Large TAM with strong secular tailwinds Differentiated CCaaS platform with attractive KPIs 2 Multiple levers to accelerate growth 3 Attractive entry valuation versus peer group 4 36

AppendixAppendix

Strong Sales Efficiency Less More CAC Benchmarking | LiveVox vs. Peers Favorable Favorable LiveVox CAC 7.0x $ in millions New Revenue Added Sales and Marketing $ 22 6.0x CAC $ 17 $ 17 $ 16 $ 16 $ 11 5.0x 1.3x 1.5x 0.9x 4.0x FY17A FY18A FY19A 3.0x 2.0x 1.0x 0.0x Source: Wall Street Research, Company public filings. 38Strong Sales Efficiency Less More CAC Benchmarking | LiveVox vs. Peers Favorable Favorable LiveVox CAC 7.0x $ in millions New Revenue Added Sales and Marketing $ 22 6.0x CAC $ 17 $ 17 $ 16 $ 16 $ 11 5.0x 1.3x 1.5x 0.9x 4.0x FY17A FY18A FY19A 3.0x 2.0x 1.0x 0.0x Source: Wall Street Research, Company public filings. 38

Strong Retention Driven by Considerable Upsell Less More Net Dollar Retention Benchmarking | LiveVox vs. Peers Favorable Favorable LiveVox Net Dollar Retention 120% 119% 114% 145% 135% 125% FY17A FY18A FY19A 115% 105% 95% 85% Source: Wall Street Research, Company public filings. 39Strong Retention Driven by Considerable Upsell Less More Net Dollar Retention Benchmarking | LiveVox vs. Peers Favorable Favorable LiveVox Net Dollar Retention 120% 119% 114% 145% 135% 125% FY17A FY18A FY19A 115% 105% 95% 85% Source: Wall Street Research, Company public filings. 39

Large Land and Expand Opportunity through Strong LTV to CAC Less More LTV to CAC Benchmarking | LiveVox vs. Peers Favorable Favorable 18.0x LiveVox LTV to CAC 16.0x % of Total 49% 13.1x 14.0x 8.5x 12.0x All $1mm+ 10.0x Customers Customers 8.0x 6.0x 4.0x 2.0x 0.0x Source: Wall Street Research, Company public filings. Note: LTV calculated as subscription gross margin divided by gross churn. CAC is calculated as trailing twelve months S&M expense divided by quarter 0 subscription revenue annualized less quarter 4 subscription revenue annualized. 40Large Land and Expand Opportunity through Strong LTV to CAC Less More LTV to CAC Benchmarking | LiveVox vs. Peers Favorable Favorable 18.0x LiveVox LTV to CAC 16.0x % of Total 49% 13.1x 14.0x 8.5x 12.0x All $1mm+ 10.0x Customers Customers 8.0x 6.0x 4.0x 2.0x 0.0x Source: Wall Street Research, Company public filings. Note: LTV calculated as subscription gross margin divided by gross churn. CAC is calculated as trailing twelve months S&M expense divided by quarter 0 subscription revenue annualized less quarter 4 subscription revenue annualized. 40

GAAP Reconciliation

LIVEVOX

Reconciliation Between GAAP Figures and Adjusted Figures

$ in millions	2017A	2018A	2019A
GAAP Gross Margin	**$ 34.4**	**$ 43.7**	**$ 54.5**
(+) Adjustments	3.3	3.9	6.2
Adjusted Gross Margin	**$ 37.7**	**$ 47.6**	**$ 60.7**
% Revenue	*61 %*	*60 %*	*63 %*
GAAP Net Income	**$(3.9)**	**$ 1.9**	**$(6.9)**
(+) Net Interest Expense	2.4	3.3	3.3
(+) Income Taxes	0.2	0.4	0.1
(+) Depreciation & Amortization	4.4	4.6	4.9
(+/-) Other Items	0.5	0.1	(0.0)
GAAP Based EBITDA	**$ 3.5**	**$ 10.4**	**$ 1.4**
(+) Pre-Acquisition Net Income	(2.7)	(2.6)	(1.0)
(+) Pre-Acquisition Interest	0.1	0.1	0.0
(+) Incentive Compensation Bonus	0.0	0.0	9.2
(+) Acquisition Fees	0.0	0.0	1.4
(+) Management & Board Fees	0.6	0.8	1.0
(+/-) Other Adjustments	0.4	(0.7)	0.1
Adjusted EBITDA	**$ 1.9**	**$ 8.0**	**$ 12.1**
(/) Pro Forma Revenue	**$ 61.5**	**$ 78.9**	**$ 95.6**
Adjusted EBITDA % Margin	*3 %*	*10 %*	*13 %*
Memo:			
Pro Forma Adjustments	$ 8.4	$ 8.7	$ 20.0
Pre-Acquisition Adjustments	(2.7)	(2.6)	(1.0)

Note: Adjustments include: Interest, Taxes, Depreciation & Amortization, one-time non-recurring costs, non-cash costs, other costs unique to private company ownership and pre-acquisition financials for periods prior to GAAP consolidation. Note historical financials are not presented pro forma for the Transaction.

LIVEVOX

41

GAAP Reconciliation

LIVEVOX

Reconciliation Between GAAP Figures and Adjusted Figures

$ in millions	2017A	2018A	2019A
GAAP Sales & Marketing Expense	**$ 15.2**	**$ 14.6**	**$ 23.0**
(+) Adjustments	0.9	1.8	(0.7)
Adjusted Sales & Marketing Expense	**$ 16.1**	**$ 16.3**	**$ 22.4**
% Revenue	*26 %*	*21 %*	*23 %*
GAAP Research & Development Expense	**$ 8.9**	**$ 12.4**	**$ 16.6**
(+) Adjustments	1.4	1.4	(0.7)
Adjusted Research & Development Expense	**$ 10.2**	**$ 13.8**	**$ 15.9**
% Revenue	*17 %*	*17 %*	*17 %*
GAAP General & Administrative Expense	**$ 11.2**	**$ 11.1**	**$ 18.3**
(+) Adjustments	(1.7)	(1.5)	(8.0)
Adjusted General & Administrative Expense	**$ 9.5**	**$ 9.5**	**$ 10.3**
% Revenue	*15 %*	*12 %*	*11 %*

Note: Adjustments include: Interest, Taxes, Depreciation & Amortization, one-time non-recurring costs, non-cash costs, other costs unique to private company ownership and pre-acquisition financials for periods prior to GAAP consolidation. Note historical financials are not presented pro forma for the Transaction.

LIVEVOX

42